Exhibits 5.3 and 23.4
OPINION OF ANDERSEN, LAURITSEN & BROWER
August 31, 2016
591 Beverage, Inc.
200 Peach Street
El Dorado, Arkansas 71730-5836

Ladies and Gentlemen:
We are counsel to 591 Beverage, Inc., a Nebraska corporation (the “Nebraska Guarantor”), in connection with the filing by Murphy USA Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other things, (a) debt securities of the Company’s subsidiary Murphy Oil USA, Inc., a Delaware corporation ( “MOUSA”) (collectively, the “Debt Securities”), which may be senior debt securities or subordinated debt securities and which may be issued pursuant to an indenture, between the Company, MOUSA, the Nebraska Guarantor, the other Subsidiary Guarantors named therein and the trustee or trustees to be named therein, as trustee (the “Trustee”) (the “Indenture”); and (b) guarantees (“Guarantees”) of Debt Securities to be issued by the Company, the Nebraska Guarantor and such other Subsidiary Guarantors.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, MOUSA, the Nebraska Guarantor and the other Subsidiary Guarantors; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, the Guarantees of the Nebraska Guarantor will constitute valid and binding obligations of the Nebraska Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation, (y) the validity, legally binding effect or enforceability of any provision of the Indenture or supplemental indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we have reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
This opinion is being delivered in connection with the Registration Statement, and may not be disclosed to, quoted from or relied upon for any other purpose without my written consent; provided that Davis Polk & Wardwell LLP may rely upon this opinion as if it were addressed to them.
We are members of the Bar of the State of Nebraska and the foregoing opinion is limited to the laws of the State of Nebraska.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ ANDERSEN, LAURITSEN & BROWER